UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Fifth Street Finance Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On December 1, 2015, Fifth Street Finance Corp. (the “Company” or “FSC”) held a conference call to review its financial and operating results for the fourth fiscal quarter and year ended September 30, 2015. During the call, Todd G. Owens, Chief Executive Officer of the Company, provided the following information:

“Additionally, in November FSC received a letter from a stockholder, RiverNorth Capital Partners, an investment firm that has recently purchased FSC shares. In its letter, RiverNorth called for changes to the composition of the FSC Board and additional strategic changes, including replacing the investment advisor. While we believe that the rhetoric of RiverNorth’s letter and related press release was inflammatory and misleading, the FSC Board and leadership team welcome an open dialogue with our stockholders, and are committed to driving enhanced returns to all FSC stockholders.

To that end, we’ve reached out to RiverNorth and look forward to meeting with them in the coming weeks to better understand their recommendations and reasoning. In addition to RiverNorth, we plan to speak with many of our stockholders in the coming weeks to discuss their thoughts on our business, as well as our plans for 2016 and beyond.”

“Look, we’re not going to get into a debate on the points raised in the RiverNorth letter on this call, as we’ve said in the preamble. Having said that, I’d make a few important comments.

Number one, we believe that our external manager, FSAM [Fifth Street Asset Management, Inc., the indirect parent of the Company’s investment adviser], is the right manager for this portfolio. We have built, over 17 years, a very strong business that sources, originates and manages a portfolio of middle market assets. We’ve originated $7 billion in assets over that time period and feel very, very good about how that portfolio is positioned.

We’ve been consistently recognized with industry awards for our position in the middle market and we think that we have been very prudent in how we have managed our portfolio and feel very, very good about that. So that’s one observation I would make.

The second observation is we are and have been very open to a dialogue with all of our shareholders, including RiverNorth. That’s why once we were made aware of their concerns and their letter, we almost immediately reached out to them to enter into a conversation with them and make sure we understood their perspective.”

“Yes, Troy, first of all, I would say we feel comfortable with our [external adviser fee] structure. I probably already said this, as well. The external structure is the predominant structure in the BDC space. We think it’s an appropriate structure for managing our business and we don’t anticipate a need to change that structure as we sit here today. So that’s the first response to the question.

Having said that, it’s important to acknowledge what’s happening in the industry and to sit down and have a conversation with RiverNorth. And you know what, candidly, other shareholders who have been with us for a much longer time, we want to collect their views, as well. Then we, as a management team and a Board, are going to evaluate that and consider what moves, if any, we should take in regard to our structure.”

Participants in the Solicitation

The Company, its directors and certain of its executive officers, the directors and executive officers and employees of Fifth Street Management LLC that provide services to the Company and its subsidiaries pursuant to the Second Amended and Restated Investment Advisory Agreement, dated May 2, 2011, between the Company and Fifth Street Management LLC, the employees of FSC CT LLC and the directors and executive officers and employees of Fifth Street Asset Management Inc. (“FSAM”) (the indirect parent company of Fifth Street Management LLC) may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Company’s 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”).

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Additional Information and Where to Find It

The Company plans to file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the 2016 Annual Meeting (the “2016 Proxy Statement”). Additional information regarding the identity of these potential participants, none of whom owns in excess of 2% of the shares of Company common stock (other than Leonard M. Tannenbaum, the Chairman and Chief Executive Officer of FSAM who beneficially owns approximately 2.1% of the shares of Company common stock based upon 150,262,924 shares of Company common stock outstanding, as of November 30, 2015, the total number of shares of Company common stock outstanding as reported in the Company’s Annual Report on Form 10-K for the year ended September 30, 2015 (the “Form 10-K”) filed with the SEC on December 1, 2015), and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2016 Proxy Statement and other materials to be filed with the SEC in connection with the 2016 Annual Meeting. This information can also be found in (i) the Company’s definitive proxy statement for its 2015 Annual Meeting of Stockholders (the “2015 Proxy Statement”), filed with the SEC on February 5, 2015, (ii) the Form 10-K, (iii) FSAM’s definitive proxy statement for its 2015 Annual Meeting of Stockholders (the “FSAM 2015 Proxy Statement”), filed with the SEC on April 21, 2015, and (iv) FSAM’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 30, 2015 (the “FSAM Form 10-K”). To the extent holdings by the directors and executive officers of the Company of the shares of Company common stock have changed since the amounts printed in the 2015 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

STOCKHOLDERS ARE URGED TO READ THE 2016 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE 2015 PROXY STATEMENT, THE FORM 10-K, THE FSAM 2015 PROXY STATEMENT AND THE FSAM FORM 10-K AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY OR FSAM HAS FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Stockholders will be able to obtain, free of charge, copies of the 2016 Proxy Statement (when available), the 2015 Proxy Statement, the Form 10-K and any other documents (including the WHITE proxy card) filed or to be filed by the Company with the SEC in connection with the 2016 Annual Meeting at the SEC’s website (http://www.sec.gov) or at the Company’s website (http://fsc.fifthstreetfinance.com/) or by writing to the Company’s Secretary at 777 West Putnam Avenue, 3rd Floor, Greenwich, Connecticut 06830. In addition, copies of the proxy materials, when available, may be requested from the Company’s proxy solicitor, Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022 or toll-free at 888-750-5834.

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